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                                                                     EXHIBIT 5.2



                      [APPLEBY SPURLING & KEMPE LETTERHEAD]


                                                                  3 October 2002
Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067

Dear Sirs

NABORS INDUSTRIES LTD.

We have acted as legal counsel in Bermuda to Nabors Industries Ltd. (the "Guarantor") in connection with a guarantee to be granted by the Guarantor in support of $275,000,000 aggregate principal amount of 5.375% Senior Notes due 2012 (the "Exchange Notes") to be offered to the public by Nabors Industries, Inc., a Delaware corporation (the "Company"). The Indenture, dated as of August 22, 2002 (the "US Indenture"), by and among the Company, the Guarantor and Bank One, N.A., as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Guarantor (the "Guarantees") to the extent set forth in the US Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 5.375% Senior Notes due 2012 of the Company (the "Original Notes") under the US Indenture, as contemplated by the Registration Rights Agreement, dated August 22, 2002 (the "US Registration Rights Agreement"), by and among the Company, the Guarantor and Lehman Brothers Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act") in connection with the execution of the following agreements:

         (a)      the US INDENTURE;

         (b)      the US REGISTRATION RIGHTS AGREEMENT;

         (c)      the form of GUARANTEE attached to the EXCHANGE NOTES; and



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         (d)      the REGISTRATION STATEMENT

         (The US INDENTURE, the US REGISTRATION RIGHTS AGREEMENT and the form of GUARANTEE attached to the EXCHANGE NOTES are hereinafter collectively referred to as the "SUBJECT AGREEMENTS").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "DOCUMENTS") together with such other documentation as we have considered requisite to this opinion.

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than the Guarantor in respect of the Subject Agreements);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Guarantor, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g) that the Subject Agreements have been validly authorized, executed and delivered by each of the parties thereto, other than the Guarantor, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Guarantor purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements;

(h) that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(i) that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;


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(j)      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k) that the Guarantor and each of the other parties to the Subject Agreements is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time;

(l) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(m) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(n) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Guarantor in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Guarantor into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(o) that each of the other parties to the Subject Agreements have no express or constructive knowledge of any circumstance whereby any Director of the Guarantor, when the Board of Directors of the Guarantor passed the Resolutions, failed to discharge his fiduciary duty owed to the Guarantor and to act honestly and in good faith with a view to the best interests of the Guarantor;

(p) that the Guarantor has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Guarantor;

(q) that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another;



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(r)      that, when executed and delivered, the Guarantee will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion; and

(s) that there are no circumstances affecting the enforceability of the US Indenture or the US Registration Rights Agreement which have arisen since the date which those documents were entered into, of which we are unaware, which would have any adverse implication in relation to the opinions expressed herein.


OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Guarantor is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Guarantor possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) The Guarantor has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements, including the Guarantee, and to take all action as may be necessary to complete the transactions contemplated thereby.

(3) The execution, delivery and performance by the Guarantor of the Subject Agreements, including the Guarantee, and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Guarantor.

(4) The US Indenture and the US Registration Rights Agreement have been duly executed by the Guarantor and each constitutes legal valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(5) When the Exchange Notes, including the Guarantee, have been duly executed and authenticated in accordance with the terms of the US Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantee will constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(6) Subject as otherwise provided in this opinion no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Guarantor in connection with the execution, delivery or performance by the Guarantor of the Subject Agreements, including the Guarantee, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Guarantor, of the Subject Agreements, including the Guarantee.

(7) The execution, delivery and performance by the Guarantor of the Subject Agreements including the Guarantee and the transactions contemplated thereby do not and will not



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         violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

RESERVATIONS

We have the following reservations:

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Guarantor as set out in the Subject Agreements. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(c) Enforcement of the obligations of the Guarantor under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Guarantor may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.



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(j)      A Bermuda court may refuse to give effect to any provisions of the
         Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.


(k) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

         (ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

         (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

         (iv) whether an arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

                  Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("OVERSEAS COMPANIES") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(l) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.




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(m)      In order to issue this opinion we have carried out the Litigation
         Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(n) In paragraph (1) above, the term "good standing" means that the Guarantor has received a Certificate of Compliance from the Registrar of Companies.

(o) The agreement that the Guarantor will not exercise its statutory powers, as provided in clause 4.01 of the US Indenture, may constitute an unlawful fetter on the statutory power of the Guarantor. This power is reserved for exercise by the shareholders of the Guarantor.

DISCLOSURE

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling & Kempe



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                                    SCHEDULE

1. The entries and filings shown in respect of the Guarantor on the file of the Guarantor maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 3 October 2002 (the "COMPANY SEARCH").

2. The entries and filings shown in respect of the Guarantor in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 3 October 2002 in respect of the Guarantor (the "LITIGATION SEARCH").

3. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Guarantor (collectively referred to as the "CONSTITUTIONAL DOCUMENTS").

4. Certified copy of the Minutes of the Meeting of the Board of Directors of the Guarantor held on 17th July 2002 relating to matters including the Registration Statement, Exchange Offer, the US Indenture, and the issuance of the Guarantee and related matters (the "RESOLUTIONS").

5. Faxed copy of an executed registration rights agreement, dated 22 August 2002, among the Company, the Guarantor, and Lehman Brothers Inc. (the "US REGISTRATION RIGHTS AGREEMENT").

6. Faxed copy of an executed indenture, dated as of 22 August 2002, among the Company, the Guarantor and Bank One, N.A. (the "US INDENTURE").

7. An electronic copy of the registration statement (excluding exhibits and excluding the documents incorporated by reference) (the "REGISTRATION STATEMENT").

8. A Certificate of Compliance, dated 3 October 2002 issued by the Ministry of Finance in respect of the Company.

9. An electronic form of the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.

10. An electronic form of the Guarantee attached to the Exchange Notes issued by the Company (the "GUARANTEE").